Exhibit 10.7

AILERON THERAPEUTICS, INC.

RESTRICTED STOCK AGREEMENT

GRANTED UNDER 2016 STOCK INCENTIVE PLAN

This Restricted Stock Agreement (the “Agreement”) is made this [    ] day of [            ], 20[    ], between Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), and [                                        ] (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Purchase of Shares.

The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s 2016 Stock Incentive Plan (the “Plan”), [                ] shares (the “Shares”) of common stock, $0.001 par value, of the Company (“Common Stock”), at a purchase price of $[                ] per share. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be subject to the purchase options set forth in Sections 3 and 6 of this Agreement and the restrictions on transfer set forth in Section 5 of this Agreement.

2.	Certain Definitions.

(a)    “Cause” shall exist upon (i) a good faith finding by the Board of Directors of the Company (A) of repeated and willful failure of the Participant after written notice to perform the Participant’s reasonably assigned duties for the Company, or (B) that the Participant has engaged in dishonesty, gross negligence or misconduct, which dishonesty, gross negligence or misconduct has had a material adverse effect on the business affairs of the Company; (ii) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony; or (iii) a breach by the Participant of any material provision of any invention and non-disclosure agreement or non-competition and non-solicitation agreement with the Company, which breach is not cured within ten days written notice thereof.

(b)    a “Change of Control Event” shall mean (i) the consolidation or merger of the Company with or into any other corporation or other entity (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of outstanding securities entitled to vote generally in the election of directors of the Company (“Company Voting Securities”) immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such merger or consolidation ), or (ii) the sale of all or substantially all of the properties and assets of the Company to any other person, and

(c)     “Good Reason” shall mean any action on the part of the Company or a successor in interest not consented to by the Participant in writing (which action shall not have been cured within thirty (30) days following written notice from the Participant to the Company’s Board of Directors and the Company’s Chief Executive Officer (or the Board of Directors and Chief Executive Officer of the Company’s successor in interest, if applicable) specifying that such action will give rise to a termination of employment for Good Reason) having the following effect or effects: (i) a material diminution in the Participant’s responsibilities from and after the Change of Control Event; (ii) a material reduction in the Participant’s base salary from and after the Change of Control Event, other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company; or (iii) the Company’s requiring the Participant’s ongoing and regular services to be performed at a location more than fifty (50) miles from the geographic location at which the Participant was providing services before such requirement; provided, however, that the Participant must give written notice with respect to the proposed Good Reason within 30 days after the action first occurs and that the Participant actually leaves employment within 45 days after the Company fails to cure the proposed Good Reason.

(d)     “Service” shall mean employment by or the provision of services to the Company or a parent or subsidiary thereof as an advisor, officer, consultant or member of the Board of Directors.

(e)    “Vesting Commencement Date” shall mean [                    ].

3.	Purchase Option.

(a)    In the event that the Participant ceases to provide Service for any reason or no reason, with or without Cause, prior to the fourth (4th) anniversary of the Vesting Commencement Date, the Company shall have the right and option (the “Purchase Option”) to purchase from the Participant, for a sum of $0.001 per share (the “Option Price”), some or all of the Shares as set forth herein.

(b)    All of the Shares shall initially be subject to the Purchase Option. The Participant shall acquire a vested interest in, and the Company’s Purchase Option shall accordingly lapse with respect to, (i) twenty-five percent (25%) of the Shares upon Participant’s completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Shares in a series of successive equal monthly installments of 1/48 of the Shares upon Participant’s completion of each additional month of Service over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date.

(c)    If, within twelve (12) months following a Change of Control Event, the Participant’s Service is terminated (i) by the Company without Cause or (ii) by the Participant for Good Reason, then the vesting schedule of the Shares shall be accelerated such that 100% of the Shares then subject to the Purchase Option shall immediately become vested and free from the Purchase Option on the date of such termination

4.	Exercise of Purchase Option and Closing.

(a)    The Company may exercise the Purchase Option by delivering or mailing to the Participant (or the Participant’s estate), within 180 days after the termination of the Service of the Participant, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 180-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 180-day period.

(b)    Within ten (10) days after delivery to the Participant of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Participant (or the Participant’s estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 8 below, tender to the Company at its principal offices the certificate or certificates representing the Shares that the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares).

(c)    After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d)    The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

(e)    The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 3 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

(f)    The Company may assign its Purchase Option to one or more persons or entities.

5.	Restrictions on Transfer.

(a)    The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 5, the Purchase Option and the right of first refusal set forth in Section 6) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

(b)    The Participant shall not transfer any Shares, or any interest therein, that are no longer subject to the Purchase Option, except in accordance with Section 6 below.

6.	Right of First Refusal.

(a)    If the Participant proposes to transfer any Shares that are no longer subject to the Purchase Option (either because they are free from the Purchase Option pursuant to Section 3 or because the Purchase Option expired unexercised pursuant to Section 4), then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b)    For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after the Participant’s receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c)    If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice.

Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 6 shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 5 and the right of first refusal set forth in this Section 6) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(d)    After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e)    The following transactions shall be exempt from the provisions of this Section 6:

(1)    a transfer of Shares to or for the benefit of any Approved Relatives, or to a trust established solely for the benefit of the Participant and/or Approved Relatives;

(2)    any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3)    the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 5 and the right of first refusal set forth in this Section 6) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(f)    The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 6 to one or more persons or entities.

(g)    The provisions of this Section 6 shall terminate upon the earlier of the following events:

(1)    the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2)    a Change in Control.

(h)    The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

7.	Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any transaction described in clause (a) or (b) is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days from the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

8.	Escrow.

The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

9.	Restrictive Legends.

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or such owner’s predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

10.	Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

11.	Investment Representations.

The Participant represents, warrants and covenants as follows:

(a)    The Participant is purchasing the Shares for Participant’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b)    The Participant has had such opportunity as Participant has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of Participant’s investment in the Company.

(c)    The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d)    The Participant can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e)    The Participant understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

12.	Withholding Taxes; Section 83(b) Election.

(a)    The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

(b)    The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are granted by the Company rather than when and as the Company’s Purchase Option expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date of grant by the Company.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

13.	Miscellaneous.

(a)    No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 3 hereof is earned only by the Participant’s continuous Service (not through the act of being hired or purchasing the Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b)    Stockholders Agreement. Simultaneously with the execution and delivery of this Agreement, the Participant shall execute and deliver to the Company the counterpart signature page attached hereto as Exhibit C to the Seventh Amended and Restated Stockholders Agreement dated as of December 23, 2016, as amended from time to time (the “Stockholders Agreement”), among the Company and the Stockholders (as defined therein) agreeing to become a party to the Stockholders Agreement and be bound by the terms thereof; provided that if the Participant has previously executed and delivered the Stockholders Agreement, the Participant need only reaffirm his or her obligations thereunder.

(c)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)    Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 5 and 6 of this Agreement.

(f)    Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13(f).

(g)    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement. Notwithstanding anything to the contrary herein, to the extent that any provision herein conflicts with the terms of the Stockholders Agreement, the provisions of the Stockholders Agreement shall govern and supersede any conflicting provisions of this Agreement.

(i)    Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(j)    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflict of law principles.

(k)    Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of WilmerHale is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed the Restricted Stock Agreement as of the date and year first above written. The Participant hereby agrees to the terms and conditions thereof. The Participant hereby acknowledges receipt of a copy of the Company’s 2016 Stock Incentive Plan.

COMPANY:

AILERON THERAPEUTICS, INC.

By:
Name:
Title:

Address:	281 Albany Street
Cambridge, MA 02139

PARTICIPANT:

By:
Name:

Address:		[ ]
[ ]

SPOUSAL CONSENT:

By:
Name:

Address:		[ ]
[ ]

SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT

GRANTED UNDER STOCK INCENTIVE PLAN

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

AILERON THERAPEUTICS, INC.

JOINT ESCROW INSTRUCTIONS

[            , 20    ]

Aileron Therapeutics, Inc.

281 Albany Street

Cambridge, MA 02139

Attention: Secretary

Dear Secretary:

As Escrow Agent for Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), and its successors in interest under the Restricted Stock Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached, and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1.    Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2.    Closing of Purchase.

(a)    Upon any purchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the number of Shares to be purchased, the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the “Closing”) at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

(b)    At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of Shares being transferred, and (iii) to deliver the same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

3.    Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

4.    Duties of Escrow Agent.

(a)    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(b)    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c)    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d)    You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e)    You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f)    Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

(g)    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(h)    It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i)    These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j)    The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 4(e) above, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5.    Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: President

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

6.    Miscellaneous.

(a)    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b)    This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed these Joint Escrow Instructions as of the day and year first above written.

Very truly yours,

COMPANY:

AILERON THERAPEUTICS, INC.

By:
Name:
Title:

HOLDER:

By:
Name:

Address:		[ ]
[ ]

ESCROW AGENT:

By:
Name:

SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS

EXHIBIT B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto                                          (                ) shares of Common Stock, $0.001 par value per share, of Aileron Therapeutics, Inc. (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number              herewith, and do hereby irrevocably constitute and appoint Wilmer Cutler Pickering Hale and Dorr LLP attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

PART ICIPANT:

[Name]

Name of Spouse (if any):

Instructions to Participant: Please do not fill in any blanks other than the signature line(s). The purpose of the Stock Assignment Separate from Certificate is to enable the Company to acquire the Shares upon exercise of its Right of First Refusal and/or Purchase Option without requiring additional signatures on the part of the Participant or Participant’s spouse, if any. The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever.

EXHIBIT C

AILERON THERAPEUTICS, INC.

Seventh Amended and Restated Stockholders Agreement

Counterpart Signature Page

The undersigned has received and reviewed the Seventh Amended and Restated Stockholders Agreement dated as of December 23, 2016 among Aileron Therapeutics, Inc. and certain stockholders of Aileron Therapeutics, Inc., as amended (the “Stockholders Agreement”).

The undersigned hereby agrees to be bound by the terms and conditions of the Stockholders Agreement as a “Common Stockholder” thereunder.

Executed, in counterparts, as of the date set forth below.

Printed or Typed Name

Signature

Date: ,

If signing on behalf of an entity, please indicate title below:

Title:

NOTICE ON 83(B) ELECTIONS

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT. YOU MUST FILE THIS FORM WITHIN 30 DAYS OF THE GRANT DATE.

YOU (AND NOT THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY, ITS AGENTS OR ANY OTHER PERSON TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON HAS PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The 83(b) election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See www.irs.gov.

SECTION 83(B) ELECTION

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with Treas. Reg. § 1.83-2:

1.	The name, address, and taxpayer identification number of the undersigned are:

[Name]

[Address]

[City, State Zip]

Taxpayer Identification Number:

2.	The property with respect to which this election is being made is [ ] shares of common stock, [$0.001] par value per share, of Aileron Therapeutics, Inc., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred or the date on which the restrictions on such property were imposed, whichever is later, is , 20[ ] and the taxable year for which this election is being made is the calendar year 20[ ].

4.	The property is subject to vesting provisions and may be forfeited under the terms of a stock restriction agreement executed between the undersigned and the Company.

5.	The fair market value of the property at the time of the transfer or the date on which the restrictions on such property were imposed, whichever is later, (determined without regard to any lapse restriction, as defined in Treas. Reg. § 1.83-3(i)) is $[ ], equal to a fair market value of $[ ] per share.

6.	The amount paid for the property by the undersigned is $[ ][1][2], equal to a purchase price of $[ ] per share.

7.	This statement is executed on , 20[ ].

In accordance with Treas. Reg. § 1.83-2(d) & (e)(7), a copy of this statement has been furnished to the Company.

Signature of Taxpayer	Signature of Spouse (if any)

[1]	If restrictions are being added to previously unrestricted stock, the following language is to be used: “[ ] shares of the Company, having a fair market value of $[ ],”
[2]	If the shares were issued in exchange for an assignment of intellectual property rights, the following language is to be used: “Intellectual property having a fair market value of $[ ],”

SECTION 83(B) ELECTION

BACKGROUND INFORMATION

Section 83(b) of the Internal Revenue Code permits persons who receive restricted property, such as restricted stock, in connection with the performance of services to include the value of such property in their gross income for the year the property is received. Such persons who purchase stock of the company subject to a stock restriction agreement providing for the vesting of such stock over a period of time are entitled to make this election. Any person who makes a timely Section 83(b) election will recognize compensation income on the date of grant (the date listed in item 3 of the election form) equal to the difference, if any, between the fair market value of the stock and the amount paid for the stock. A person who pays taxes in connection with an election and subsequently forfeits the stock, however, will not receive a refund or other tax benefit for the taxes previously paid.

Any person who does not make the election will be required to include the value of the stock in gross income in the year in which the stock vests. In particular, when the stock vests, the person will recognize compensation income in an amount equal to the difference between the fair market value of the stock on the vesting date and the amount paid for the stock. As a result, if the value of the stock increases, a person who does not make a timely Section 83(b) election will have compensation income at the time each installment of stock vests.

Each person should consult with his or her tax or legal advisor regarding the advisability and timing of filing the election. The original, signed and dated Section 83(b) election must be filed within 30 days of the grant date but may be filed prior to the grant date. The election should be filed by certified mail, return receipt requested, with the Internal Revenue Service at the service center where the electing person ordinarily files his or her annual tax return. A copy of the Section 83(b) election, as filed, must be returned to the company. A copy of the Section 83(b) election must also be included with the person’s federal income tax return for the year of grant (each person should check with his or her tax preparer regarding this and any state, local, foreign or other filing requirements).

Please also note that the certified mailing receipt for the Section 83(b) election should be retained. This receipt is essential if the Internal Revenue Service does not receive the Section 83(b) election and challenges the election.